January 17, 2012


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Receipts
representing twenty deposited shares of
 Global Nickel Investments
(Form F6, Registration No.  333177299)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in the company name to Global Metals
Exploration NL

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the
Form F6 Registration
Statement, the Prospectus
consists of the ADR certificate
with the revised name for
Global Nickel Investments


The Prospectus has been revised to reflect the new name, and has been over stamped with:

Effective January 18, 2012
the Companys name has
changed to Global Metals
Exploration NL..

Please contact me with any questions or
comments at 212 8152281


Rajan Balsara
Vice President
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286